UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

Osteotech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19278	13-3357370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey	07724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 542-2800

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On September 24, 2008, the Board of Directors (the “Board”) of Osteotech, Inc. (the “Company”) elected Cato T. Laurencin, M.D., Ph.D., as an independent director of the Board. The Company’s Board also named Dr. Laurencin to serve on the Audit Committee and the Compensation Committee of the Board.

Dr. Laurencin, 49, is currently the Vice President for Health Affairs at the University of Connecticut Health Center and Dean of the University of Connecticut School of Medicine. At the University of Connecticut, Dr. Laurencin also holds the Albert and Wilda Van Dusen Endowed Chair in Academic Medicine and is a Distinguished Professor of Orthopaedic Surgery. From February 2003 until August 2008, Dr. Laurencin was the Lillian T. Pratt Distinguished Professor and Chair of the Department of Orthopaedic Surgery at the University of Virginia. Dr. Laurencin was also designated a University Professor by the President of the University of Virginia. Prior to February 2003, Dr. Laurencin held various positions of increasing responsibility at Drexel University, including the Helen I. Moorehead Distinguished Professor of Chemical Engineering, Vice Chairman of the Department of Orthopaedic Surgery and Director of Shoulder Surgery, and at MCP-Hahnemann School of Medicine, where he served as Clinical Professor of Orthopaedic Surgery and Research Professor of Pharmacology and Physiology. Dr. Laurencin has a B.S.E. degree in chemical engineering from Princeton University and earned his medical degree from Harvard University Medical School. Dr. Laurencin also has a Ph.D. in biochemical engineering/biotechnology from the Massachusetts Institute of Technology.

There are no arrangements or understandings between Dr. Laurencin and any other persons pursuant to which Dr. Laurencin was selected as a director. Dr. Laurencin does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor has Dr. Laurencin had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. Dr. Laurencin has no family relationships with any member of the Board or any other executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

With the appointment of Dr. Laurencin to serve on its Audit Committee, the Company received notification from Nasdaq on September 24, 2008, that it has regained compliance with Nasdaq Marketplace Rule 4350(d)(2), which requires that a minimum of three members serve on the Company’s Audit Committee. Osteotech previously reported that, due to the untimely passing of a member of its Audit Committee, it had been notified by Nasdaq that it was not in compliance with this Rule.

On September 25, 2008, the Company issued a press release announcing the appointment of Cato T. Laurencin, M.D., Ph.D. to serve as a member of its Board of Directors. A copy of the press release is being furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

99.1	Press release, dated September 25, 2008, announcing the appointment of Cato T. Laurencin, M.D., Ph.D. to the Board of Directors. This release is being “furnished” and shall not be deemed “filed” pursuant to Instruction B.2 of Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.

By:	/s/ Mark H. Burroughs
Mark H. Burroughs Executive Vice President

Date: September 26, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated September 25, 2008, announcing the appointment of Cato T. Laurencin, M.D., Ph.D. to the Board of Directors. This release is being “furnished” and shall not be deemed “filed” pursuant to Instruction B.2 of Form 8-K